As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

9965 Federal Drive
Colorado Springs, Colorado 80921
Delaware	(719) 633-8333	84-0997049
(State or other jurisdiction	(Address of principal executive offices)	(I.R.S. employer
of incorporation or organization)		identification number)

THE SPECTRANETICS CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Emile Geisenheimer

President and CEO

The Spectranetics Corporation

9965 Federal Drive

Colorado Springs, CO  80921

(719) 633-8333

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kimberly L. Wilkinson, Esq.

Latham & Watkins

505 Montgomery Street, Suite 2000

San Francisco, California 94111

(415) 391-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	300,000 shares	$5.13	$1,539,000	$109.73

(1)                                 The Spectranetics Corporation 2010 Employee Stock Purchase Plan (the “ESPP”), authorizes the sale and issuance of up to 300,000 shares to eligible employees, all of which are being registered hereunder.  This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the Award Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933.

(2)                                 Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low prices as reported on the NASDAQ Global Market on September 13, 2010.

PART I

Item 1.  Plan Information

Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference

The following documents filed by The Spectranetics Corporation, a Delaware corporation (the “Company” or the “Registrant”) under the Securities Exchange Act of 1934, as amended, with the SEC are incorporated herein by reference.

(a)                                 Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010;

(b)                                 Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the SEC on May 6, 2010 and August 6, 2010;

(c)                                  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2010;

(d)                                 The description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A (File No. 000-19711), which was declared effective by the SEC on December 15, 1991, including any subsequently filed amendments and reports updating such description; and

(e)                                  All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 2009.

In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Company’s Certificate of Incorporation (“Certificate of Incorporation”) provides that to the fullest extent permitted by the Delaware General Corporation Law (“Delaware Law”) a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company’s Certificate of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholder’s derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, the Company’s Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

In addition, the Company has entered into agreements (the “Indemnification Agreements”) with each of its directors and certain officers of the Company pursuant to which the Company agrees to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer and arising out of his or her capacity as a director, officer, employee and/or agent of the Company to the maximum extent provided by applicable law.  In addition, each director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against.  The Company also maintains insurance for the benefit and on behalf of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising our of his or her capacity as a director, officer, employee and/or agent of the Company.

To the extent that the Board of Directors or the shareholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors and officers, such repeal or limitation may not be effective as to directors or officers who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future officers and directors of the Company.

The Company believes that its Certificate of Incorporation and Bylaw provisions, its directors and officers liability insurance policy and its Indemnification Agreements are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following documents are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP.
10.1	The Spectranetics Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 previously filed by the Company with its Current Report on Form 8-K filed on June 29, 2010).
23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm.
24.1	Powers of Attorney (included in the signature page to this Registration Statement).

Item 9.  Undertakings

(a)                                 We hereby undertake:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, state of Colorado, on this 17th day of September 2010.

THE SPECTRANETICS CORPORATION

By:	/s/ Emile J. Geisenheimer
Emile J. Geisenheimer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Emile J. Geisenheimer and Guy A. Childs, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and either one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of them, may lawfully do or cause to be done by virtue hereof.  This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Emile J. Geisenheimer	President, Chief Executive Officer and Director	September 17, 2010
Emile J. Geisenheimer	(Principal Executive Officer)

/s/ Guy A. Childs	Chief Financial Officer (Principal Financial and	September 17, 2010
Guy A. Childs	Accounting Officer)

/s/ David G. Blackburn	Director	September 17, 2010
David G. Blackburn

/s/ Anne Melissa Dowling	Director	September 17, 2010
Anne Melissa Dowling

Signature	Title	Date

/s/ R. John Fletcher	Director	September 17, 2010
R. John Fletcher

/s/ William C. Jennings	Director	September 17, 2010
William C. Jennings

/s/ Joseph M. Ruggio, M.D.	Director	September 17, 2010
Joseph M. Ruggio, M.D.

/s/ Craig M. Walker, M.D.	Director	September 17, 2010
Craig M. Walker, M.D.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	The Spectranetics Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 previously filed by the Company with its Current Report on Form 8-K filed on June 29, 2010).

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm.

24.1	Powers of Attorney (included in the signature page to this Registration Statement).